SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 16, 2005

Date of Report (Date of earliest event reported)

Hotel Outsource Management International, Inc.

 (Exact Name of Registrant as Specified in Its Charter)

Delaware	6719	13-4167393
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

80 Wall Street, Suite 815, New York, New York 10005	08701
(Address of Principal Executive Offices)	(Zip Code)

212-344-1600

Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 3.02- Unregistered Sale of Equity Securities

On May 16, 2005, Hotel Outsource Management International, Inc. (“HOMI”) entered into an agreement to sell 861,540 shares of HOMI common stock at $.65 per share to IIBD Limited, a British Virgin Islands corporation. The total offering price is $560,000. There were no underwriting commissions or discounts.

HOMI relied on Section 4(2) of the Securities Act of 1933. The securities were offered to only one investor. There was no general solicitation or advertising.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

May 19, 2005	Hotel Outsource Management International, Inc.

/s/ Jacob Ronnel
Name: Jacob Ronnel
Title: President and Chief Executive Office